Exhibit 4.2

Form of the Registrant’s 7.75% Series A Cumulative Redeemable

Preferred Stock Certificate

[Front of Certificate]

AMERICAN LAND LEASE, INC.

Incorporated under the laws of the State of Delaware

Number-	Shares-
This Certificate is transferable	See reverse side for certain definitions
In New York, N.Y. or in St. Paul, MN

CUSIP NUMBER 027118207

This certifies that                                  is the owner                                  of fully paid and non-assessable shares of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of American Land Lease, Inc.

Transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

[SEAL]
Shannon Smith		Terry Considine
Secretary		Chairman

[Back of Certificate]

The shares represented by this certificate are subject to certain ownership limitations and restrictions on transfer, as provided in the Corporation’s Certificate of Incorporation, and subject to such terms, conditions and exceptions as set forth therein. A copy of the Certificate of Incorporation may be obtained from the Corporation without charge. A violation of these provisions could result in the shares represented hereby being transferred to a trust for the benefit of a charitable beneficiary, or in a purported sale or other transfer of these shares being void.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UTMA Custodian
(Cust) (Minor)
TEN ENT	-	as tenants by the entireties	under Uniform Transfer to Minors Act
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	_________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

____________________

Please insert social security or

other identifying number of assignee

______________________________________________________________________________________________________________________________

Please print or typewrite name and address including postal zip code of assignee

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

__________________________________________________________________Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                          Attorney to transfer said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	____________________________________________________________________________________
____________________________________________________________________________________
Note: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

All guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the securities transfer agents medallion program (“STAMP”), The New York Stock Exchange, Inc. medallion signature program (“MSP”), or the stock exchanges medallion program (“SEMP”) and must not be date. Guarantees by a notary public are not acceptable.

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